SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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                              Carver Bancorp, Inc.
                (Name of Registrant as Specified In Its Charter)

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[CARVER LETTERHEAD]

                                                            FOR IMMEDIATE
                                                            RELEASE



Contact:  Ruth Pachman                                 Walter T. Bond
          David Lilly                                  Carver Bancorp, Inc.
          Kekst and Company                            212-876-4747 x 146
          212-521-4800

                      CARVER BANCORP MAILS PROXY STATEMENT
                      AND OUTLINES NEW STRATEGY FOR GROWTH

                 Company Contests Dissident Shareholder Lawsuit;
                 Is Committed To Its Strategy For Value Creation

New York, January 31, 2000 - Carver Bancorp, Inc. (Amex: CNY), the holding company for Carver Federal Savings Bank, said today it has begun to mail its proxy statement to shareholders, outlining its new growth strategy in anticipation of its annual meeting of shareholders on February 24th at Harlem's Schomburg Center.

Carver also said it is vigorously contesting the lawsuit brought by a dissident shareholder in an attempt to derail its value creation strategy. "Carver Bancorp is pursuing a business strategy that is designed to build demonstrable value for all shareholders," said Deborah C. Wright, Carver's President and Chief Executive Officer. "The Board of Carver believes it has a responsibility to ensure that Carver's progress continues without disruption for the benefit of our shareholders, customers, employees, and the communities that we serve. We will not allow maneuvering on the part of Boston Bank of Commerce to deter our focus."

Since becoming Chief Executive Officer in June, Ms. Wright has focused on building the infrastructure for growth, including recruitment of a high performance senior management team. In a letter to shareholders accompanying the Company's proxy materials, Ms. Wright describes Carver's new strategy for growth and consistent profitability.

"To achieve Carver's full potential, we have developed a new business strategy to compete in an intensely competitive and rapidly changing industry and to capitalize on the explosive growth in our markets. Carver will create a customer-driven and efficient operating platform which leverages its core competencies - customer and market knowledge - and provides a full menu of financial products through a carefully selected network of strategic alliances.


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"Our first step is the introduction of a telephone banking platform in the year
2000. We have identified and are analyzing several growing neighborhoods in Harlem, Brooklyn and Queens to begin our expansion. An important complement to these delivery channels is development of a strategy to sharpen and market Carver's brand identity.

"On the lending side of our business, an estimated pipeline of more than $2 billion in residential and commercial developments is planned through the year
2003 in New York City's inner city neighborhoods. . . .Carver is exceptionally well positioned, through its leadership and unique status as the only African- and Caribbean-American managed bank in New York City, to participate in this burgeoning deal flow."

Ms. Wright continues, "A core component of Carver's growth strategy is to provide a full range of consumer financial products under its banner. We will explore offering products such as mutual funds, brokerage accounts, insurance, and credit cards through strategic alliances with global financial institutions. Co-branding and other partnerships benefit Carver's customers, provide fee income to the Bank, and limit the credit risk and infrastructure investment required to independently develop these businesses."

Ms. Wright concludes, "I am encouraged by what we have accomplished so far and the substantial strengths that underlie Carver and our communities. There is clearly a role for a financial institution with Carver's unique and rapidly evolving franchise: to bring to our customers the very best that a dynamic financial services marketplace has to offer. . . . as we make the transition to becoming a shareholder value-and market-driven institution."

The Company's recently announced strategic alliances with Morgan Stanley Dean Witter and Provender Capital are an integral part of Carver's new business strategy. In addition to providing $2.5 million in additional new capital to accelerate the Company's growth, these partnerships are a significant vote of confidence in Carver's strategy, providing unprecedented access to growth equity capital on the part of an inner city bank. The investments position Carver at the forefront of the growing collaboration between "Wall Street" firms and emerging "Main Street" minority financial institutions.

Investors have demonstrated strong support for Carver's new growth strategy and the Company's stock has increased by approximately 20% since the alliances with Morgan Stanley Dean Witter and Provender were announced.

Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank operates seven full service branches in the New York City boroughs of: Brooklyn, Queens, Manhattan, and in Nassau County, New York. Carver Federal's deposits are insured by the FDIC.


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This news release contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These projections are subject to various factors that could cause actual results to differ materially from the estimates made in the forward-looking statements. Such factors include changes in interest rates, changes in the competitive environment for lending generally and in particular lending in urban communities, the ability of the Company to successfully implement its business strategy, changes in the value of real estate in the markets in which the properties securing the Bank's loans are located, changes in legislative and regulatory conditions, and other risks in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

This information was furnished on behalf of Carver Bancorp, Inc., its Board of Directors and management. Please read Carver's proxy statement since it contains important information concerning Carver's proxy solicitation and the persons involved in the solicitation. The proxy statement is publicly available and is currently being sent to shareholders. You can read a copy of Carver's proxy statement and its other soliciting materials for free at the following website: www.sec.gov.


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


[CARVER LETTERHEAD]


                 CARVER SETS THE RECORD STRAIGHT ON BBOC LAWSUIT

Carver Bancorp is pursuing a business strategy that is building value for all stockholders. It will not allow a dissident shareholder's desperate maneuvering to deter its focus and unique position as a leader in bringing together "Wall Street" firms and emerging "Main Street" minority financial institutions. The Board of Carver believes it has a responsibility to ensure that Carver's progress continues without disruption for the benefit of its shareholders, customers, employees, and communities. Therefore, Carver Bancorp is vigorously contesting the lawsuit brought by BBC Capital Market, Inc., a subsidiary of Boston Bank of Commerce (BBOC).

In the interest of setting the record straight on the numerous misstatements and distortions contained in the complaint, many of the BBC misstatements are listed below in underlined text. Carver's response to each misstatement follows the underlined text.

o Carver failed to use an independent investment advisor when it entered into strategic alliances with Morgan Stanley Dean Witter and Provender Capital. False. Keefe, Bruyette & Woods, a financial advisor known for its expertise in the banking industry, rendered a fairness opinion to the Board of Directors in connection with its approval of the transaction.

o Morgan Stanley Dean Witter and Provender Capital have no downside risk to their investments in Carver. False. They received convertible preferred stock with voting rights that carries investment risks and rewards. If Carver does not succeed in executing its business strategy and delivering shareholder value, the value of the firms' investments will be impacted. Moreover, they paid a premium to the recent trading price of the common shares.

o Morgan Stanley Dean Witter and Provender Capital received supermajority voting power in exchange for their investments. False. These investments were in the form of convertible preferred stock with voting rights. Since the preferred stock may be converted into common stock at any time, Morgan Stanley and Provender's preferred stock is entitled to one vote for each share of the common stock into which each of their shares is convertible. The convertible preferred stock does not have any special voting rights or powers. American Stock Exchange (AMEX) rules do not allow such special voting rights.

o The investments had no business purpose. False. The investments were made for strategic business reasons. They are integral to Carver's growth plan of transforming Carver into a premier financial institution. The new investments will strengthen capital and accelerate expansion of additional delivery channels for Carver Federal Savings Bank's products and services, including, new branches, free-standing ATMs, telephone banking and online banking.

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o    The investments "stuff the ballot box." False. The ownership stakes held by
     Morgan Stanley and Provender Capital represent a combined 8.3% of Carver's outstanding common stock. Each of the Morgan Stanley and Provender shares will count in equal manner to all other shareholder votes in the elections. No slate is guaranteed of winning shareholder votes.

o Carver postponed its annual meeting to disenfranchise shareholders. False. Carver had not postponed a meeting since it had never announced a meeting before February 24, 2000. This was done in order to give its new CEO a reasonable opportunity to develop a business strategy, implement important initiatives and appoint new key members of the senior management team. The Company, its stockholders and its customers have already reaped rewards from Ms. Wright's leadership.

     In addition, the Delaware court and BBOC agreed with the time frame that Carver set for the annual meeting. The meeting was set in a timely manner in accordance with Carver's Bylaws and, contrary to BBOC's claims, its lawsuit over the annual meeting date was not settled but rather was rendered moot because the date had already been set by Carver's Board of Directors. The annual meeting is currently expected to be held on February 24, 2000 at 10:00 a.m. at the Schomburg Center in Harlem.

o Carver should have disclosed BBOC's intent to run a dissident slate in its preliminary proxy statement. False. SEC rules do not require a company to include the names of insurgents in its proxy statement. In its proxy statement, Carver informed shareholders that three additional nominees for election as director existed, as a result of shareholder nominations.


About Carver:
Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. Carver Federal Savings Bank operates seven full service branches in the New York City boroughs of: Brooklyn, Queens, Manhattan, and in Nassau County, New York. Carver Federal's deposits are insured by the FDIC.

This document contains forward-looking statements. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These projections are subject to various factors that could cause actual results to differ materially from the estimates made in the forward-looking statements. Such factors include changes in interest rates, changes in the competitive environment for lending generally and in particular lending in urban communities, the ability of the Company to successfully implement its business strategy, changes in the value of real estate in the markets in which the properties securing the Bank's loans are located, changes in legislative and regulatory conditions, and other risks in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether


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                                                                               3


made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

This information was furnished on behalf of Carver Bancorp, Inc., its Board of Directors and management. Please read Carver's proxy statement since it contains important information concerning Carver's proxy solicitation and the persons involved in the solicitation. The proxy statement is publicly available and is currently being sent to shareholders. You can read a copy of Carver's proxy statement and its other soliciting materials for free at the following website: www.sec.gov.


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